EXECUTION COPY

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                               RBF EXPLORATION CO.


                    ________________________________________


                   $200,000,000 SENIOR SECURED CLASS A1 NOTES
                    $50,000,000 SENIOR SECURED CLASS A2 NOTES

                    ________________________________________


                               ___________________


                          SECOND SUPPLEMENTAL INDENTURE
                                  AND AMENDMENT


                            DATED AS OF June 2, 2000




                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                     Trustee

                               ___________________


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
     This SECOND SUPPLEMENTAL INDENTURE AND AMENDMENT ("Second Supplemental Indenture"), dated as of June 2, 2000 but effective as of the Effective Date (as hereinafter defined), is among RBF Exploration Co., a Nevada corporation (the "Issuer"), BTM Capital Corporation, a Delaware corporation (the "Owner"), Nautilus Exploration Limited, a company incorporated in the Cayman Islands (the "Standby Purchaser"), R&B Falcon Deepwater (UK) Limited, a company incorporated in England and Wales (the "Lessee") and Chase Bank of Texas, National Association, a banking association incorporated under the laws of the United States, as Trustee (the "Trustee").

                                    RECITALS
                                    --------

     WHEREAS, the Issuer and the Trustee entered into a Trust Indenture and Security Agreement, dated as of August 12, 1999 as supplemented and amended by a certain Supplemental Indenture and Amendment dated as of February 1, 2000 between the Issuer, the Owner and the Trustee (as amended the "Indenture"), pursuant to which the Issuer has originally issued $200,000,000 in principal amount of Senior Secured Class A1 Notes and $50,000,000 in principal amount of Senior Secured Class A2 Notes (collectively, the "Notes") to the Note Holders (as defined in the Indenture); and

     WHEREAS, the Issuer and the Owner entered into a certain Equipment Sale and Funding Agreement dated as of February 1, 2000 pursuant to which the Issuer conveyed certain property and equipment relating to the Drilling Rig (as defined in the Indenture) to the Owner and entered into related financing arrangements, and the Issuer, the Owner, and Hyundai (as defined in the Indenture) entered into a certain novation agreement of the Construction Contract (as defined in the Indenture) pursuant to which the Owner acquired that part of the Drilling Rig being constructed and supplied by Hyundai; and

     WHEREAS, pursuant to the Indenture and the original Assignment of Drilling Contract (as defined in the Indenture) the Issuer and/or the Owner have granted certain liens and security interests in certain accounts, equipment and other property as more fully described in the Indenture and the Assignment of Drilling Contract and the Owner has granted a certain First Preferred Ship Mortgage (as defined in the Indenture) covering among other things the Drilling Rig to the Trustee for the benefit of the Note Holders to secure among other things the Notes (all such indebtedness including, without limitation, the Notes is herein referred to as the "Senior Indebtedness"); and

     WHEREAS, the Owner and Sovereign Corporate Limited, a company incorporated in England and Wales ("Sovereign") have entered into a certain Hire Purchase Agreement dated as of March 20, 2000 with respect to the Drilling Rig, which requires the consent of the Trustee and the Note Holders (as amended by a Side Letter of even date herewith and as may further be amended, the "Hire Purchase Agreement"), and Sovereign now proposes to lease the Drilling Rig to the Lessee pursuant to a certain Lease Agreement of even date herewith a copy of which is attached hereto as Exhibit A (the "Lease"); and

     WHEREAS, Sovereign, the Lessee, the Owner, the Trustee, the Standby Purchaser and Alliance & Leicester Group Treasury plc (in such capacity and including successor entities, the "Proceeds Account Bank") have entered into a Deed of Proceeds and Priorities of even date herewith (the "Deed of Proceeds"); and

     WHEREAS, pursuant to the Hire Purchase Agreement the Owner proposes to grant in favor of Sovereign a Second Naval Mortgage covering the Drilling Rig as security for the obligations of the Lessee under the Lease, a copy of which is attached hereto as Exhibit B-1 (the "Second Preferred Ship Mortgage"); and

     WHEREAS, the consent of the Trustee is required for the Owner to grant the Second Preferred Ship Mortgage, and the Note Holders have consented to the Trustee's giving such consent pursuant to this Second Supplemental Indenture and an Amendment and Supplement to First Naval Mortgage of even date herewith, a copy of which is attached hereto as Exhibit B-2 (the "Amendment to First Mortgage"); and

     WHEREAS, Sovereign, the Standby Purchaser, the Lessee, the Owner, the Issuer and the Trustee are entering into a Subordination Agreement, a copy of which is attached as Exhibit C (the "Subordination Agreement"); and

     WHEREAS, the Standby Purchaser and Sovereign are entering into a Standby Put-Option Agreement, a copy of which is attached as Exhibit D (the "Put-Option Agreement"); and

     WHEREAS, the Standby Purchaser and the Lessee are entering into a Standby Lease Agreement, a copy of which is attached as Exhibit E (the "Standby Lease"); and

     WHEREAS, the Issuer, the Lessee and SDDI, with the consent of the Trustee, are entering into a Transfer and Amendment Agreement in the form of Exhibit F ("Transfer Agreement"); and

     WHEREAS, the Issuer and Commerzbank AG are entering into a Reimbursement Agreement of even date herewith ("Reimbursement Agreement"), a Deposit Agreement and Deposit Charge of even date herewith ("Deposit Agreement") and a Counterparty Payment Agreement of even date herewith ("Counterparty Payment Agreement" and collectively with the Reimbursement Agreement and the Deposit
Agreement,  the  "Assumption  Documents");  and

     WHEREAS, the Note Holders desire a liquidity facility to cover for a specified period of time shortfalls in the repayment of interest on the Notes resulting from certain insolvency events with respect to the Owner and, thus, Swiss Re Financial Products Corporation ("Liquidity Provider (Swiss Re)") and the Trustee have entered into an Irrevocable Revolving Credit Agreement of even date herewith ("Credit Agreement"); and

     WHEREAS, the Lessee is entering into a Fixed and Floating Security Document of even date herewith ("Debenture") in favor of the Trustee; and

     WHEREAS, Section 13.8 of the Indenture provides that the Indenture may be amended or supplemented subject to the provisions of Article 11 thereof; and

     WHEREAS, as of the Effective Date, the Performance Bond (as defined in the Indenture) will have expired by its terms and the Trustee shall return, with all deliberate speed, the Performance Bond to the Sureties (as defined in the Indenture); and

     WHEREAS, pursuant to Section 11.2 of the Indenture, each of the Note Holders have consented to the Trustee entering into this Second Supplemental Indenture and each other Lease Implementation Document to which the Trustee is a party; and

     WHEREAS, the Issuer, the Owner and the Trustee now desire, with the consent of each of the Note Holders, to amend and supplement the Indenture to consent to and provide for the transactions above described and to allow for and make the Standby Purchaser and the Lessee parties thereto;

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuer, the Owner, the Standby Purchaser, the Lessee and the Trustee (collectively, the "Parties") covenant and agree for the equal and proportionate benefit of the respective Note Holders as follows:


                                    ARTICLE 1

                                     GENERAL
                                     -------

     SECTION 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. From the Effective Date, in accordance with Section 13.8 and Article 11 of the Indenture, and by executing and delivering this Second Supplemental Indenture, the Parties whose signatures appear below are subject to all of the provisions of the Indenture and this Second Supplemental Indenture.

     SECTION 1.02. Capitalized terms not otherwise defined herein shall have the respective meaning ascribed thereto in the Indenture.


                                    ARTICLE 2

                                TRUSTEE CONSENTS
                                ----------------

     SECTION 2.01. With the express written consent of each of the Note Holders, but subject to Article 8 hereof, the Trustee hereby consents to the following:

     (a) the Owner and Sovereign implementing the Hire Purchase Agreement and Sovereign and the Lessee entering into the Lease;

     (b) the Owner's execution and delivery of the Second Preferred Ship Mortgage in favor of Sovereign;

     (c) the execution and delivery of the Transfer Agreement, subject to the Trustee's security interest in and assignment of proceeds under the SDDI Contract;

     (d) the Standby Purchaser and Sovereign entering into the Put-Option Agreement and the Standby Purchaser and Lessee entering into the Standby Lease and the Deed of Proceeds;

     (e) the termination of the Operation and Maintenance Agreement and its replacement in the form of Exhibit G hereto;

     (f)  the  application  of  the  First  Installment  (as defined in the Hire
Purchase Agreement) proceeds to the repayment in full of the Hull Loan (as defined in the Sale and Funding Agreement) and the Equipment Purchase Price (as defined in the Sale and Funding Agreement), and the Issuer's acknowledgement to the Owner that the Hull Loan and the Equipment Purchase Price have thereby been fully satisfied and discharged;

     (g) the use of the proceeds received from the Owner in satisfaction and discharge of the Hull Loan and the Equipment Purchase Price to meet certain of the Issuer's obligations and liabilities under or in connection with the Lease Implementation Documents and the Assumption Documents;

     (h) the transfer by the Issuer to the Parent of any proceeds of cash collateral returned to the Issuer pursuant to the Assumption Documents and the release of such proceeds from the Trust Estate;

     (i) the Issuer entering into each of the Reimbursement Agreement, Counterparty Payment Agreement and the Deposit Agreement; and

     (j) the execution, delivery and performance of any other Lease Implementation Document to the extent such performance does not violate any of the terms and provisions of the Indenture.


                                    ARTICLE 3

                          ADDITIONAL SECURITY INTERESTS
                          -----------------------------

     SECTION 3.01. To secure the prompt and complete payment of the principal of, and interest and any applicable Make-Whole Amount on, all of the Notes issued and delivered and Outstanding, the payment of all other sums owing under the Indenture and under all other Project Documents (including, without limitation, the obligations of the Trustee under Section 2.05 of the Credit Agreement) (the "Project Indebtedness") and the performance of the covenants contained in the Indenture and in all other Project Documents, and in consideration of the premises and of the covenants contained herein and the sum of One Dollar ($1.00) paid by the Trustee to the Standby Purchaser at or before the delivery hereof, the receipt and sufficiency whereof are hereby acknowledged, the Standby Purchaser has hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, affected, pledged, set over, confirmed, granted a continuing security interest in, and hypothecated and does hereby grant, bargain, sell, convey, assign, transfer, mortgage, affect, pledge, set over, confirm, grant a continuing security interest to the Trustee and to any co-trustee or separate trustee hereafter acting pursuant to the Indenture, and to their respective successors and assigns in trust forever (subject to Section 12.1 of the Indenture), all of its right, title and interest in, to and under the following described Properties whether now owned, existing or hereafter acquired or arising (all of such Properties, including without limitation all properties hereafter specifically subjected to the liens of the Indenture by any indenture supplemental thereto to which the Standby Purchaser has consented in writing, being hereinafter collectively referred to as the "Standby Purchaser Trust Estate"):

          (a)  the  Equipment  and  the  Drilling  Rig;

          (b) the Deed of Proceeds, Hire Purchase Agreement and the Standby Lease together with any amendments or modifications to any of the foregoing and all payments under and all accounts and General Intangibles generated therefrom;

          (c) any insurance proceeds (other than insurance proceeds payable to the Standby Purchaser under liability policies for tort, environmental and similar liabilities), condemnation proceeds and the accounts, deposit accounts, issues, profits, products, revenues and other income of and from the Drilling Rig and/or the Equipment and all the estate, right, title and interest of every nature whatsoever of the Standby Purchaser in and to the same and every part thereof; and

          (d)  all  proceeds  and  products  of  any  of  the  foregoing.

Notwithstanding the foregoing, the Standby Purchaser Trust Estate shall not include the Standby Purchaser Excepted Properties.

     SECTION 3.02. To secure the prompt and complete payment of the Project Indebtedness and the performance of the covenants contained in the Indenture and in all other Project Documents, and in consideration of the premises and of the covenants contained herein and the sum of One Dollar ($1.00) paid by the Trustee to the Lessee at or before the delivery hereof, the receipt and sufficiency whereof are hereby acknowledged, the Lessee has hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, affected, pledged, set over, confirmed, granted a continuing security interest in, and hypothecated and does hereby grant, bargain, sell, convey, assign, transfer, mortgage, affect, pledge, set over, confirm, grant a continuing security interest to the Trustee and to any co-trustee or separate trustee hereafter acting pursuant to the Indenture, and to their respective successors and assigns in trust forever (subject to Section 12.1 of the Indenture), all of its right, title and interest in, to and under the following described Properties whether now owned, existing or hereafter acquired or arising (all of such Properties, including without limitation all properties hereafter specifically subjected to the liens of the Indenture by any indenture supplemental thereto to which the Lessee has consented in writing, being hereinafter collectively referred to as the "Lessee Trust Estate" and together with the Standby Purchaser Trust Estate called the "Second Additional Trust Estate"):

          (a) All equipment, inventory, fixtures and other goods (including, without limitation, the Drilling Rig) in all forms, wherever located and whether now or hereafter existing, which are owned by the Lessee or in which the Lessee otherwise has any rights and all parts thereof, all accessions thereto, all replacements or substitutions therefor, all accounts now or hereafter arising in connection therewith, and all chattel paper, documents and general intangibles covering or relating thereto;

          (b) All accounts, General Intangibles (including without limitation, the Deed of Proceeds, the SDDI Contract, the Operation and Maintenance Agreement, the Lease and the Standby Lease), instruments, chattel paper and documents, deposit accounts (other than the Lessee Account to the extent it contains the initial deposit therein and the Lessee Excepted Properties) and investment property (including, without limitation, all Permitted Investments) now owned or hereafter acquired;

          (c) All Properties subjected to the Lien of the Indenture by each supplemental indenture entered into and delivered pursuant to Article 11 of the Indenture;

          (d) All insurance proceeds (other than insurance proceeds payable to the Lessee under liability policies for tort, environmental and similar liabilities), condemnation proceeds and the accounts, issues, profits, products, revenues and other income of and from the SDDI Contract and the other Properties subjected or required to be subjected to the Lien of the Indenture and all the estate, right, title and interest of every nature whatsoever of the Lessee in and to the same and every part thereof;

          (e) The Collection Account, the Lessee Collection Account and all other monies now or hereafter paid or deposited or required to be paid or deposited to or with a Trustee pursuant to Section 4.1, 4.2, 4.3, 5.1 or
     5.3 of the Indenture or any other term hereof or any term of the other Project Documents and held or required to be held by any Trustee under the Indenture;

          (f) Any and all other Properties and any and all other rights, interests and privileges granted by the Lessee to any Trustee in accordance with the provisions of the Indenture and pursuant to or in connection with the provisions of the other Project Documents and all Permitted Investments with respect to any of the foregoing; and

          (g)  All  proceeds  and  products  of  any  of  the  foregoing.

Notwithstanding the foregoing, the Lessee Trust Estate shall not include the Lessee Excepted Properties.

     The security interests granted under and pursuant to Sections 3.01 and 3.02 above are granted under and pursuant to the Indenture and all of the Second Additional Trust Estate is and shall be considered a part of the Collateral and the Trust Estate under and pursuant to the Indenture and this Second Supplemental Indenture for all intents and purposes. All of the terms and conditions of the Indenture with respect to the Collateral and the Trust Estate shall apply to the Second Additional Trust Estate. Specifically and in this connection the provisions of Sections 7.4 through and including 7.12 of the Indenture apply to the Second Additional Trust Estate and the provisions of such Sections with respect to the "Issuer" apply equally to the Standby Purchaser and the Lessee.

     Section 3.03. In recognition of the willingness of the Lessee to grant the security in the Lessee Trust Estate under or pursuant to this Indenture, the Trustee and the Note Holders are prepared to limit their recourse against the Lessee in the manner, and subject to the provisions, set out in this Section 3.03, and each of the parties to this Indenture (including the Trustee for itself and on behalf of the Note Holders) consents to such limitation of recourse by the Trustee and the Note Holders.

     The Trustee acknowledges and agrees that all moneys, obligations and liabilities which are to be paid, repaid, performed, satisfied or discharged by the Lessee under and pursuant to this Indenture shall be recoverable by the Trustee and the Note Holders only from and to the extent of the Lessee's interest in the Lessee Trust Estate and that the Lessee shall not be personally liable for such moneys, obligations and liabilities; provided, however:

          (a) the foregoing limitation of recourse to the Lessee shall be ignored in the determination of the Project Indebtedness for which the Lessee is liable, and the liabilities and obligations of the Lessee shall include all moneys, obligations and liabilities which are to be paid, repaid, performed, satisfied or discharged by the Lessee, notwithstanding the foregoing limitation of recourse; and

          (b) without limiting Sections 7.9 and 7.11 of the Indenture, the Trustee shall be entitled (but not obligated, without prejudice to the other powers, rights and remedies of the Trustee under or pursuant to the Indenture and the other Project Documents or as a matter at law or in equity):

               (i) to take any legal action or proceeding to obtain a declaratory or other similar judgment or order as to the obligations and liabilities of the Lessee; and

               (ii) to the extent that such claim or proof is a necessary procedural step to enable the realization or enforcement of the full benefit of the Indenture and the Lessee Trust Estate, or to the exercise by the Trustee of any right, title, interest and benefit in, to, under or pursuant to the Indenture or the Lessee Trust Estate, to make or file an action seeking relief in an insolvency, bankruptcy or analogous or related proceeding against the Lessee or to make or file a claim or proof in an insolvency, bankruptcy or analogous or related proceeding in relation to the Lessee.

     Notwithstanding the foregoing provisions of this Section 3.03, the Lessee is and shall remain personally and fully liable for any and all Indemnity Matters suffered, incurred or paid by the Trustee or any Note Holder (and the Trustee and any Note Holder shall be free to pursue all powers, rights and remedies against the Lessee without any restriction) as a result of:

          (a) the Lessee's gross negligence or willful misconduct with respect to any aspect of the transactions contemplated by the Project Documents; or

          (b) the performance, satisfaction or discharge of all or any of the Lessee's obligations under the Indenture (other than its liability for Project Indebtedness under Section 3.01 above), the Operation and Maintenance Agreement, the SDDI Contract or any other Project Document; or

          (c) any representation or warranty made or given (or, as the case may be, repeated) by the Lessee herein, in the Indenture, the Deed of Proceeds or any other Project Document being untrue, inaccurate or misleading in any material respect when made, given or repeated.

     The foregoing provisions of this Section 3.03 shall limit the personal liability of the Lessee only for the payment, repayment, performance, satisfaction and discharge of moneys, obligations and liabilities under and pursuant to the Project Documents but shall not:

          (a) limit or restrict in any way the accrual of interest on any moneys (except that limitations as to the personal liability of the Lessee shall also apply to the payment of such interest); or

          (b) derogate from or otherwise limit any power or right of the Trustee to enforce, recover, realize or apply the Lessee Trust Estate; and the Trustee shall be entitled to reimbursement in full of all moneys payable or expressed to be payable by the Lessee in respect of Project Indebtedness from the proceeds of such enforcement, recovery, realization or application.


                                    ARTICLE 4

                                LESSEE COVENANTS
                                ----------------

     SECTION 4.01. Notwithstanding any of the foregoing consents or any other terms hereof, the Lessee covenants and agrees that it will not assign or transfer its interest in any of the Project Documents or any Property that is part of the Trust Estate (including, without limitation, any interest in the SDDI Contract, the Drilling Rig, the Lease and the Standby Lease) to any other Person without

(i) the prior express written consent of Trustee and each of the Note Holders and (ii) prior written notice to each Rating Agency.

     SECTION 4.02. The Lessee covenants and agrees that until payment is made in full of all of the Notes and all other amounts payable by the Issuer under the Indenture or secured thereby, the Lessee shall:

          (a) comply with and perform all of the covenants of the Issuer (as if the references therein to the Issuer were also references to the Lessee) under Sections 8.1, 8.2, 8.3, 8.4, 8.5, 8.9, 8.10, 8.11, 8.12 and 8.13
     (excluding the requirement under Section 8.13(iv) to elect an Independent Director to the Lessee's Board of Directors) and Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.12, 9.13, 9.14, 9.15, 9.17, 9.18, 9.19 and 9.20 of the
     Indenture  provided,  however,  for  this  purpose:

               (i) Section 9.1(a) shall be deemed to include a reference to the Lease;

               (ii) the exceptions to Section 9.2 shall be deemed to include the Second Preferred Ship Mortgage and the Second Priority Assignments;

               (iii) Section 9.4 shall be deemed to be amended in its entirety to read as follows:

                    "9.4  Dividends,  Distributions  and Redemptions. The Lessee
                          ------------------------------------------
               will not purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholder or make any distributions of its assets to its stockholder, except for ordinary dividends paid to Parent.";

               (iv) the Lessee's entering into the Lease shall be deemed to be a permitted exception to Section 9.7;

               (v) the Lessee's entering into leasing arrangements (including, without limitation, the leasing of furnished office equipment and arrangements with Affiliates for the Affiliates' provisioning of payroll and secretarial services to the Lessee) on reasonable commercial terms incidental to and in the ordinary course of Lessee's business activities, which have been limited by Section 4.10 hereto, and the Lessee's entering into service and/or employment contracts with up to three directors, a single Drilling Rig manager and up to two Drilling Rig superintendents each of which shall be deemed a permitted exception, to the extent required, to Sections 9.7 and 9.14.

          (b) execute such documents and instruments as required to promptly cure any defects in the creation, execution and delivery of any of the Project Documents to which it is a party and all such other documents, agreements (including, without limitation, account control agreements) and instruments to comply with or accomplish the covenants and agreements of the Issuer, Lessee or the Owner in the Project Documents or to further evidence or more fully describe the Lessee Trust Estate or to correct any omissions in the Project Documents to which it is a party, or to state more fully the security obligations set out herein or in any of the other Project Documents, or to perfect, protect or preserve any Liens created by the Lessee (or others to the extent Lessee's execution or action is required) pursuant hereto or any of the other Project Documents, or to make any recordings or obtain any consents as may be necessary or appropriate in connection therewith. Further, the Lessee will promptly execute and deliver or cause to be executed or delivered all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may request in order to (a) perfect and protect the Liens and other rights created or purported to be created by the Lessee hereby and by the other Project Documents and the first priority of such Liens and other rights; (b) enable the Trustee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (c) otherwise effect the purposes of the Indenture, including, without limitation: executing and filing such supplements to the Indenture and such financing or continuation statements (or amendments thereto) as may be necessary or desirable or that the Trustee may reasonably request in order to perfect and preserve the Liens created or purported to be created by the Lessee (or others to the extent Lessee's execution or action is required) hereby or thereby;

          (c) enter into, perform and cause to be performed each of the Lease, the Standby Lease, the SDDI Contract through the Transfer Agreement, the Transfer Agreement and the Operation and Maintenance Agreement and shall not agree to any amendments, modifications or waivers of the terms thereof without express written consent of the Trustee;

          (d) provide prompt written notice to the Trustee of any Material default under the SDDI Contract, the Lease or the Standby Lease; and

          (e) provide to SDDI (with copies to the Trustee) such duly executed forms or statements (including Internal Revenue Service Form W-8ECI or W-9), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of the Lessee, (ii) the Code, or (iii) any applicable rule or regulation under the Code, permit SDDI to make payments to the Lessee, the Issuer or the Trustee pursuant to the SDDI Contract free of deduction or withholding of Taxes.

     SECTION 4.03. The Lessee agrees that it will not take any action (i) which it knows to be contrary to covenants and other terms and provisions of the Indenture, the First Preferred Ship Mortgage or any other Project Document or
(ii) which it knows will inhibit the performance of such covenants, terms and provisions by the Issuer, the Owner, the Trustee, the Standby Purchaser or otherwise.

     SECTION 4.04. Subject to Section 3.03 above, the Lessee hereby assumes and agrees to pay as and when due the Project Indebtedness. The Lessee agrees that any and all payments and other proceeds (other than Total Loss Proceeds (as defined in the Deed of Proceeds) which shall be payable as provided in the Deed of Proceeds) paid or payable from or under the Trust Estate (including without limitation, the SDDI Contract) shall be paid into the Lessee Collection Account established with the Trustee under Section 6.02 hereof and applied as provided in Section 6.03 hereof. Notwithstanding the foregoing, the Issuer remains fully and completely liable to pay the Project Indebtedness as and when due.

     SECTION 4.05. The Lessee represents and warrants that (a) the execution, delivery, performance and enforcement of this Second Supplemental Indenture or any of the documents referred to herein or in the whereas clauses hereto will not: (i) subject the Trustee or any Note Holder to any Tax imposed by the United Kingdom or any taxing authority thereof or therein; (ii) require that the Trustee or any Note Holder qualify, or otherwise become subject to regulation, under any law, rule, regulation or decree of the United Kingdom or any governmental authority thereof or therein; provided always, that the correctness of this representation and warranty relative to any Note Holder depends upon that Note Holder not having purchased its Note or Notes through any office, branch, place of business, permanent establishment or other taxable presence in the United Kingdom, or through any other physical or economic connection with the United Kingdom of any kind whether on its own account or through any agency and (b) this Second Supplemental Indenture and the other documents referred to herein and in the whereas clauses hereto are in proper form for the enforcement thereof in the United Kingdom and that in order to enforce the same in the United Kingdom it is not necessary that any Tax be paid or registration or other formality complied with.

     SECTION 4.06. The Lessee shall not exercise any rights granted to the Lessee pursuant to Clause 4.1 of the Transfer Agreement without the prior written consent of the Trustee and the Note Holders.

     SECTION 4.07. If at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank requires any deduction or withholding in respect of Lessee Related Taxes from any payment due hereunder or under any of the other Project Documents the Lessee shall:

          (a) if the payment is to be made by the Lessee, increase the payment in respect of which the deduction or withholding is required to the extent necessary to ensure that, after the making of such deduction or withholding, the payee receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made;

          (b) if the payment is to be made by any person other than the Lessee, pay directly to the payee such sum as will, after taking into account any deduction or withholding which is required to be made in respect of such sum, enable the payee to receive on the due date for payment a net sum equal to the sum which the payee would have received in the absence of any obligation to make a deduction or withholding;

          (c) pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this Section 4.07); and

          (d) furnish to the payee within the period for payment permitted by applicable law, appropriate receipts evidencing payment to the relevant authority of all amounts deducted or withheld as aforesaid.

Provided that, if a payee has retained and actually utilized a Tax benefit by reason of any deduction or withholding for which the Lessee has paid such payee ("Tax Benefit Payee"), then the Lessee shall be entitled to a reimbursement of the amount by which the Tax Benefit Payee actually benefited and either (i) the Tax Benefit Payee (if it is a party to this Second Supplemental Indenture) shall reimburse to the Lessee the amount of such benefit or (ii) the Lessee may limit any future payments to the Tax Benefit Payee (if it is not a party to this Second Supplemental Indenture) by the amount of such Tax benefit utilized less any amounts received by the Lessee from such Tax Benefit Payee.

Provided further, and notwithstanding the proviso to Section 4.05, if at any time any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank having jurisdiction in or over the United Kingdom (including any taxing authority thereof or therein) imposes any Taxes on the Trustee or any Note Holder as a result of it being a party to the Lease Implementation Documents or their implementation or enforcement, the Lessee shall indemnify the affected Trustee or Note holder and hold it harmless against and promptly on demand pay or reimburse it for such Tax, regardless of whether any Note Holder purchased its Note or Notes through any office, branch, place of business, permanent establishment or other taxable presence in the United Kingdom, or through any other physical or economic connection with the United Kingdom of any kind whether on its own account or through any agency.

     SECTION 4.08. The Lessee represents and warrants that each of the following are true and correct as of the date hereof:

          (a)  Organization,  Power  and  Authority. The Lessee is a corporation
               ------------------------------------
     duly organized, validly existing and in good standing under the laws of England and Wales, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Lessee has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each of the Lease Implementation Documents to which it is a party and to perform the provisions hereof and thereof.

          (b)  Authorization.  Each  of  the Lease Implementation Documents have
               -------------
     been duly authorized by all necessary corporate action on the part of the Lessee, and each of the Lease Implementation Documents to which the Lessee is a party constitute a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)  Ownership.  The  Lessee is a wholly-owned subsidiary (directly or
               ---------
     indirectly)  of  the  Parent.

          (d)  Compliance  with  Laws,  Other  Instruments,  etc. The execution,
               -------------------------------------------------
     delivery and performance by the Lessee of the Lease Implementation Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Lessee under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which Lessee is bound or by which the Lessee or any of its respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Lessee or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Lessee.

          (e)  Governmental  Authorizations,  etc.  No  consent,  approval  or
               ----------------------------------
     authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Lessee of any Lease Implementation Document except for those consents, filing approvals, and authorizations required in the ordinary course of the operation of the Drilling Rig.

          (f)  Litigation.  Except as disclosed in the letter dated June 2, 2000
               ----------
     from the Lessee to the Trustee, there are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee or any property of the Lessee in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (g)  Orders, Judgments and Decrees. The Lessee is not in default under
               -----------------------------
     any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (h)  Title  to  Property.  The  Lessee has good and valid title to its
               -------------------
     respective Material properties free and clear of Liens other than Excepted Liens. All Material leases are valid and subsisting and are in full force and effect in all Material respects. The Lessee owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others. The Lessee owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without any known conflict with the rights of others, necessary to own and operate the Drilling Rig and perform the SDDI Contract as contemplated therein.

          (i)  ERISA.  The  Lessee has no Plan and makes no contributions to any
               -----
     Plan.

          (j)  Debt. The Lessee has no Debt as of the date hereof other than the
               ----
     Debt  created  or  assumed  by  the  Lease  Implementation  Documents.

          (k) Status. Neither the Lessee nor any Affiliate thereof is subject to
              ------
     regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          (l)  Subsidiaries.  The  Lessee  has  no  Subsidiaries.
               ------------

          (m)  Nature  of  Business. The Lessee is organized for the purpose of,
               --------------------
     among other things, owning, leasing and operating ships and other offshore assets, but currently does not own, lease or occupy under license any material asset apart from the Drilling Rig and its business premises, nor does it currently engage directly or indirectly in any other business.

          (n)  Event  of Default. No event has occurred and is continuing and no
               -----------------
     condition exists which, upon the execution and delivery of this Second Supplemental Indenture, would constitute an Indenture Default or an Indenture Event of Default with respect to any action of the Lessee. The Lessee is not in violation in any respect of any term of its certificate of incorporation or bylaws, and the Lessee is not in violation of any material term in any Material agreement or other Material instrument to which it is a party or by which it or any of its Property may be bound. Except for the Lease Implementation Documents, there are no Material agreements or Material instruments to which the Lessee is a party or by which it or any of its Property is bound. Each representation made or deemed made by the Lessee in any Lease Implementation Document or Project Document is true and correct.

          (o)  Rig  Classification.  As of the date hereof, the Drilling Rig has
               -------------------
     been classified in the highest class available for rigs of its age and type with the American Bureau of Shipping, free of any material requirements or recommendations.

          (p)  Insurance.  As of the date hereof, the Drilling Rig is covered by
               ---------
     the insurance required by Section 2.13 of the First Preferred Ship Mortgage and the other Project Documents and such insurance will be in full force and effect and all premiums due in respect of such insurance will have been paid.

          (q)  Filings. Within 21 days of the date hereof, all filings necessary
               -------
     or desirable to perfect the Liens and security interests of the Trustee under this Second Supplemental Indenture in the Trust Estate as against creditors and purchasers from the Lessee will have been duly made, and this Second Supplemental Indenture will create a valid and perfected first priority lien and security interest in said Trust Estate, effective against creditors of and purchasers from the Lessee, securing all obligations secured thereby.

     SECTION 4.09. The Lessee will not cause or permit any change to be made in its corporate name or identity or any change to be made in the address of its chief executive office or principal place of business (presently being the address set forth for copies to the Lessee in Section 7.04 hereof), unless the Issuer shall have first notified the Trustee and each Note Holder of such change at least thirty days prior to the effective date of such change and shall have first taken all action required by the Trustee for the purpose of further perfecting or protecting the rights of the Trustee in the Collateral. In any notice furnished pursuant to this Section 4.09, the Issuer will state that the notice is required by this Second Supplemental Indenture and contains facts that may require additional filings of financing statements.

     SECTION 4.10. The Lessee will not engage directly or indirectly in any business or activity except owning and/or operating the Drilling Rig and any activities incidental thereto, without the express written consent of the Trustee in its absolute discretion.


                                    ARTICLE 5
                           STANDBY PURCHASER COVENANTS
                           ---------------------------

     SECTION 5.01. Notwithstanding any of the foregoing consents or any other terms hereof, the Standby Purchaser covenants and agrees that, except as expressly permitted by the Deed of Proceeds, it will not assign or transfer its interest in any Property that is part of the Trust Estate (including, without limitation, any interest in the SDDI Contract, the Standby Lease or the Drilling
Rig) to any other Person without (i) the prior express written consent of the Trustee and each of the Note Holders and (ii) prior written notice to each Rating Agency.

     SECTION 5.02. The Standby Purchaser covenants and agrees that, until payment in full of all of the Notes, all interest thereon and all other amounts payable under the Project Documents:

          (a)  Litigation.  The  Standby  Purchaser  shall  promptly give to the
               ----------
     Trustee notice of any material litigation or proceeding against or adversely affecting the Standby Purchaser in which the amount involved is not covered in full by insurance (over and above reasonable deductibles or other self insured retentions) or in which the Standby Purchaser has received notice from any insurer reserving its rights or contesting coverage under any policy (subject to normal and customary deductibles, or in which injunctive or similar relief is sought). The Standby Purchaser will promptly notify the Trustee of all claims, judgments, Liens or other encumbrances affecting any Property of the Standby Purchaser if the aggregate value of such claims, judgments, Liens or other encumbrances affecting such Property shall exceed $1,000,000.

          (b)  Maintenance.  The  Standby  Purchaser  shall:  (i)  preserve  and
               -----------
     maintain its corporate existence and all of its material rights, privileges, licenses and franchises; (ii) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of, or in relation to its business and activities;
     (iii) comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Affect; and (iv) pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, all trade accounts payable in accordance with usual and customary business terms and all claims for work, labour or materials prior to the date on which any Lien (other than Liens for obligations that have not been outstanding more than 60 days, unless action has been taken to file or enforce such Liens) or penalties attach thereto, except for such Tax, assessment, charge, levy, account payable or claim, the payment of which is being contested in good faith.

     SECTION 5.03. The Standby Purchaser covenants and agrees that, until payment in full of all of the Notes, all interest thereon and all other amounts payable under the Project Documents, without the prior express written consent to the contrary from the Trustee and each of the Note Holders:

          (a) Debt. The Standby Purchaser will not incur, create, assume, suffer
              ----
     to exist or otherwise become liable in respect of any Debt, except the Notes, the Lease or other indebtedness owing to the Trustee or the Note Holders under the Project Documents.

          (b)  Liens:  The  Standby  Purchaser will not create, incur, assume or
               -----
     permit to exist any Lien on the Drilling Rig or any of its other Properties now owned or hereafter acquired), or upon income or profits therefrom except:

          (i)  Liens  securing  the  payment  of  the  Notes;  and

          (ii) during the period up to but including the Maturity Date, Excepted Liens; and

          (iii)  the  Second  Preferred  Ship  Mortgage.

          (c) Nature of Business. The Standby Purchaser will not engage directly
              ------------------
     or indirectly in any business or activity except owning the Drilling Rig and activities incidental thereto pursuant to the Lease Implementation Documents.

          (d)  Limitation  on  Leases.  The  Standby  Purchaser will not create,
               ----------------------
     incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases), under leases or lease agreements.

          (e) Mergers, etc. The Standby Purchaser will not merge into or with or
              ------------
     consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person other than as contemplated by the Deed of Proceeds.

          (f)  Sale of Drilling Rig. The Standby Purchaser will not sell, lease,
               --------------------
     charter, assign, convey, dispose or otherwise transfer the Drilling Rig or any interest therein other than in accordance with the Lease Implementation Documents provided, however, this covenant shall not apply to equipment appurtenant to the Drilling Rig which is obsolete and no longer required for proper operation of the Drilling Rig or which is replaced by equipment of equal or greater value.

          (g)  Location  of  Standby  Purchaser;  Change  of  Name  of  Standby
               ----------------------------------------------------------------
     Purchaser.  The Standby Purchaser will not cause or permit any change to be
     ---------
     made in its corporate name or identity or any change to be made to its chief executive office or principal place of business (presently being the address set forth in Section 7.04 hereof), unless the Standby Purchaser shall have first notified the Trustee of such change at least thirty days prior to the effective date of such change and shall have first taken all action required by the Trustee for the purpose of further perfecting or protecting the rights of the Trustee in the Standby Purchaser Trust Estate. In any notice furnished pursuant to this subsection 5.02(i), the Standby Purchaser will state that the notice is required by this Indenture and contains facts that may require additional filings of financing statements.

          (h)  Acquisition  of  Notes.  The Standby Purchaser will not purchase,
               ----------------------
     redeem,  prepay  or  otherwise  acquire  any  of  the  Outstanding  Notes.

          (i)  Non-Petition  Covenant.  With respect to any CP Conduit that is a
               ----------------------
     Purchaser, the Standby Purchaser hereby agrees that until the 368th day following the maturity of the last maturing commercial paper note to be issued by any such CP Conduit in connection with its funding of its investment in the Notes, the Standby Purchaser will not institute, and will not join with others in instituting, any involuntary bankruptcy or analogous proceeding against any such CP Conduit under any bankruptcy, reorganisation, receivership or similar law, domestic or foreign, as now or hereafter in effect.

          (j)  Jurisdiction  of  Registration.  The  Standby Purchaser shall not
               ------------------------------
     change the jurisdiction of registration of the Drilling Rig to another jurisdiction, unless the Standby Purchaser, when directed by the Lessee, has given the Trustee not less than 60 days prior written notice, the Required Holders have consented (which consent shall not be unreasonably withheld) and the Standby Purchaser has furnished the Trustee and the Note Holders with a new replacement ship mortgage acceptable to the Trustee and the Required Holders and appropriate opinions of counsel, acceptable in form and substance to the Required Holders, with respect to such mortgage and the filing and first priority thereof.

          (k)  Defects,  etc. The Standby Purchaser shall execute such documents
               -------------
     and instruments as required to promptly cure any defects in the creation, execution and delivery of any of the Project Documents to which it is a party and all such other documents, agreements (including, without limitation, account control agreements) and instruments to comply with or accomplish the covenants and agreements of the Issuer or the Owner in the Project Documents or to further evidence or more fully describe the Standby Purchaser Trust Estate or to correct any omissions in the Project Documents, or to state more fully the security obligations set out herein or in any of the other Project Documents, or to perfect, protect or preserve any Liens created pursuant hereto or any of the other Project Documents, or to make any recordings or obtain any consents as may be necessary or appropriate in connection therewith. Further, the Standby Purchaser will promptly execute and deliver or cause to be executed or delivered all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may request in order to (i) perfect and protect the Liens and other rights created or purported to be created hereby and by the other Project Documents and the first priority of such Liens and other rights;

     (ii) enable the Trustee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of the Indenture, including, without limitation: executing and filing such supplements to the Indenture and such financing or continuation statements (or amendments thereto) as may be necessary or desirable or that the Trustee may reasonably request in order to perfect and preserve the Liens created or purported to be created hereby or thereby.

          (l)  Other  Agreements.  The  Standby  Purchaser  shall enter into the
               -----------------
     Standby Lease but shall not agree to any amendments or modifications of the terms thereof without express written consent of the Trustee.

          (m)  Default  under  Other  Agreements.  The  Standby  Purchaser shall
               ---------------------------------
     provide prompt written notice to the Trustee of any default under the Standby Lease.

     SECTION 5.04. The Standby Purchaser agrees that it will comply with its obligations under clause 6.1 of the Standby Lease and, in this regard, it will not take, nor be obliged to take, any action (i) which it knows to be contrary to the covenants and other terms and provisions of the Indenture, the First Preferred Ship Mortgage or any other Project Document or (ii) which it knows will inhibit the performance of such covenants, terms and provisions by the Issuer, Owner, Lessee or otherwise.

     SECTION 5.05. The Standby Purchaser agrees that it will not, otherwise than pursuant to its rights under the Standby Lease (and then subject to any restrictions on the exercise of those rights under the Deed of Proceeds), interfere with the quiet use, possession and quiet enjoyment of the Drilling Rig by SDDI, the Issuer, the Lessee or any of its or their Affiliates.

     SECTION 5.06. The Standby Purchaser represents and warrants that (a) as of the date hereof, the execution, delivery, performance and enforcement of this Second Supplemental Indenture or any of the documents referred to herein or in the whereas clauses hereto will not: (i) subject the Trustee or any Note Holder to any Tax imposed by the Cayman Islands or any taxing authority thereof or therein; (ii) require that the Trustee or any Note Holder qualify, or otherwise become subject to regulation, under any law, rule, regulation or decree of the Cayman Islands or any governmental authority thereof or therein and (b) this Second Supplemental Indenture and the other documents referred to herein and in the whereas clauses hereto are in proper form for the enforcement thereof in the Cayman Islands and that in order to enforce the same in the Cayman Islands it is not necessary that any Tax be paid or registration or other formality complied with.

     SECTION 5.07. The Standby Purchaser agrees that it will not take title to the Drilling Rig (including, without limitation, taking title pursuant to the Put-Option Agreement or the Hire Purchase Agreement) unless the Standby
Purchaser complies with the relevant provisions under the Deed of Proceeds including, without limitation, the provisions of clause 5.3 thereof.

     SECTION 5.08. The Standby Purchaser represents and warrants that it is not a Subsidiary or an Affiliate of the Parent, Issuer, Owner, Lessor, Lessor Parent, Lessee or any Subsidiary or Affiliate of the foregoing (the "Principal Parties") and will not become a Subsidiary or an Affiliate of any Principal Party. The Standby Purchaser will act solely in its own corporate name and through its own offices and agents and at all times hold itself out to the public under its own name as a legal entity separate and distinct from any and all of the Principal Parties.

                                    ARTICLE 6
                                    ---------

                              ADDITIONAL COVENANTS
                              --------------------

     SECTION 6.01. Owner agrees to take appropriate action as soon as practicable after December 31, 2000, but in no event later than February 28, 2001, at the sole cost and expense of the Issuer, as required to transfer all of its right, title and interest in the Drilling Rig to a third party, which shall be an Affiliate of the Owner ("Transferee"), which Transferee will enter into a supplement to the Indenture pursuant to which the Transferee grants a security interest similar to the security interest granted by the Independent Owner under the Supplemental Indenture and covenants similar to the covenants granted by the Independent Owner under the Supplemental Indenture together with a covenant similar to Section 8.13 (except to the extent Section 8.13 relates to preserving the form of the Transferee as a corporation, such covenant shall be broadened to allow the Transferee to be a corporation, an owner trust, statutory trust or a limited liability company) of the Indenture and otherwise being in form and substance satisfactory to the Required Holders; provided that, in connection with such transfer, (a) the Issuer shall assist the Owner in providing additional documentation required in connection with such transfer and (b) such transfer shall not be effected unless and until the Trustee is furnished with the following, in form and substance satisfactory to the Trustee and the Rating
Agencies:

     (i) an assumption of the First Preferred Ship Mortgage or the execution and delivery of a new mortgage executed by the Transferee in substantially the same form as the First Preferred Ship Mortgage,

     (ii) an amendment to the Indenture pursuant to which the Transferee grants to the Trustee a security interest in the Equipment on substantially the same terms as the security interest granted by the Owner under the Indenture together with appropriate financing statements to properly perfect such security interest,

     (iii) appropriate UCC searches establishing that the security interest granted under (ii) above is first priority,

     (iv) opinions of counsel from the Issuer and Transferee satisfactory to the Trustee and the Rating Agencies with respect to the documents provided under clauses (i) and (ii) above, including, without limitation, the first priority of the assumption of the First Preferred Ship Mortgage or new mortgage, as applicable, and

     (v) a certificate or certificates from appropriate insurance brokers that all required insurance remains in full force and effect with the Transferee as the new owner of the Drilling Rig and Equipment.

     In connection with the foregoing, the Owner shall not be required to provide representations, opinions and certificates broader in scope or content than those previously provided by the Owner pursuant to the Supplemental Indenture and this Second Supplemental Indenture.

     SECTION 6.02. The Trustee shall establish an account styled "R&B Falcon Deepwater (UK) Limited Collection Account" (the "Lessee Collection Account") subject to the Trustee's sole dominion and control into which (a) any payments or proceeds paid or payable under the SDDI Contract will be directed according to Section 6.03 hereof and the Indenture and (b) into which any proceeds (but excluding, for the avoidance of doubt, proceeds of Lessee Excepted Properties) directed to the Lessee pursuant to the Deed of Proceeds will be directed according to such Deed of Proceeds.

     SECTION 6.03. The Trustee shall apply and transfer immediately any amounts in the Lessee Collection Account to the Collection Account to be applied as required pursuant to Section 5.1 and Section 5.3 of the Indenture.

     SECTION 6.04. Each Note Holder, by execution and delivery of their written consent to this Second Supplemental Indenture and the Deed of Proceeds, agrees to sell such Note Holder's Note pursuant to the buy-out provisions of clause 10.2 of the Deed of Proceeds.


                                    ARTICLE 7
                                    ---------

                 AMENDMENTS TO INDENTURE/SUPPLEMENTAL INDENTURE
                 ----------------------------------------------

     SECTION 7.01. (a) Section 1.1 of the Indenture is hereby amended by adding the following new definitions where alphabetically appropriate, which read in their entirety as follows:

          Assumption  Documents  shall  have the meaning ascribed thereto in the
          ---------------------
     recitals  to  the  Second  Supplemental  Indenture.

          Counterparty Payment Agreement shall have the meaning ascribed thereto
          ------------------------------
     in  the  recitals  to  the  Second  Supplemental  Indenture.

          Credit  Agreement  shall  have  the  meaning  ascribed  thereto in the
          -----------------
     recitals  to  the  Second  Supplement  Indenture.

          Debenture  shall  have the meaning ascribed thereto in the recitals to
          ---------
     the  Second  Supplemental  Indenture.

          Deposit  Agreement  shall  have  the  meaning  ascribed thereto in the
          ------------------
     recitals  to  the  Second  Supplemental  Indenture.

          Hire Purchase Agreement shall have the meaning ascribed thereto in the
          -----------------------
     recitals  to  the  Second  Supplemental  Indenture.

          Lease  shall  have the meaning ascribed thereto in the recitals to the
          -----
     Second  Supplemental  Indenture.

          Lease  Implementation  Documents  shall  mean this Second Supplemental
          --------------------------------
     Indenture  and  each  of  the  other documents listed on Schedule 1 hereto.

          Lessee  shall  mean  R&B  Falcon  Deepwater  (UK)  Limited,  a company
          ------
     incorporated  in  England  and  Wales.

          Lessee  Account  shall  mean  the Lessee Account defined in the Lessee
          ---------------
     Account Assignment dated June 2, 2000 from the Lessee to the Lessor pursuant to which the Lessee may deposit Lessee Excepted Properties.

          Lessee  Collection  Account shall have the meaning ascribed thereto in
          ---------------------------
     Section  6.02  of  the  Second  Supplemental  Indenture.

          Lessee  Documents  shall  mean  the  Lease  and  the  Standby  Lease.
          -----------------

          Lessee Excepted Properties shall mean all of the Lessee's right, title
          --------------------------
     and interest in, to and under the following Properties whether now owned, existing or hereafter acquired or arising:

               (i) all monies received by the Lessee pursuant to Section 5.1 seventh and Section 5.3 eighth of the Indenture which are deposited or
          -------                 ------
          placed in the Lessee Account or otherwise used for securing the obligations of the Lessee to the Lessor pursuant to clause 25 of the Lease; and

               (ii) all monies deposited in the Lessee Account, or any sub or replacement account, pursuant to payments made by Commerzbank AG under the Assumption Documents.

          Lessee  Related Taxes shall mean those Taxes which would not otherwise
          ---------------------
     have arisen but for the implementation of the lease arrangements, imposed as a direct or indirect consequence of the Lessee being involved as a party to the Project Documents or the transactions contemplated thereby or being a party to the Lease Implementation Documents or as a result of the Lessee or any other person having to make or receive a payment through or in connection with the Lease Implementation Documents.

          Lessor  shall have the meaning ascribed thereto in the recitals to the
          ------
     Second  Supplemental  Indenture.

          Lessor  Parent  shall  mean  Alliance  &  Leicester  plc.
          --------------

          Liquidity  Costs  shall  mean,  collectively, the amount of any Unpaid
          ----------------
     Drawings,  and
     unpaid interest, costs, expenses, liabilities or other amounts due to the Liquidity Provider (Swiss Re) under the Credit Agreement.

          Liquidity  Provider (Swiss Re) shall have the meaning ascribed thereto
          ------------------------------
     in  the  recitals  to  the  Second  Supplemental  Indenture.


          Owner  Bankruptcy Event shall have the meaning ascribed thereto in the
          -----------------------
     Credit  Agreement.

          Put-Option  Agreement  shall  have the meaning ascribed thereto in the
          ---------------------
     Second  Supplemental  Indenture.

          RBF  Parties  means each of the Lessee, Issuer, RBF II and the Parent.
          ------------

          Reimbursement Agreement shall have the meaning ascribed thereto in the
          -----------------------
     recitals  to  the  Second  Supplemental  Indenture.

          Risk  Transfer  Agreement  shall  have the meaning ascribed thereto in
          -------------------------
     Section  10.07  of  the  Second  Supplemental  Indenture.

          Second  Priority Assignment shall mean the assignments from the Issuer
          ---------------------------
     and the Lessee in favor of the Lessor in the form of Exhibits H and I hereto.

          Second  Supplemental  Indenture  shall  mean  that  certain  Second
          -------------------------------
     Supplemental Indenture and Amendment dated as of June 2, 2000, executed by the Issuer, the Owner, the Standby Purchaser, the Lessee and the Trustee.

          Standby  Lease shall have the meaning ascribed thereto in the recitals
          --------------
     to  the  Second  Supplemental  Indenture.

          Standby  Purchaser  shall mean Nautilus Exploration Limited, a company
          ------------------
     incorporated  in  the  Cayman  Islands.

          Standby  Purchaser  Documents  shall  mean  the  Standby  Lease.
          -----------------------------

          Standby  Purchaser Excepted Properties shall mean the share capital of
          --------------------------------------
     the  Standby  Purchaser.

          Tax  shall  have  the  meaning  ascribed  thereto in the Operation and
          ---
     Maintenance  Agreement.

          Transfer  Agreement  shall  have  the  meaning ascribed thereto in the
          -------------------
     recitals  to  the  Second  Supplemental  Indenture.

          Unpaid  Drawings shall have the meaning ascribed thereto in the Credit
          ----------------
     Agreement.

          (b) The definition of "Credit Support Party" shall be deemed to include the Liquidity Provider (Swiss Re) (as defined in the recitals to the Second Supplemental Indenture).

          (c) The definition of "First Preferred Ship Mortgage" shall be deemed to include the Amendment to First Mortgage (as defined in the recitals to the Second Supplemental Indenture).

          (d) The definition of "Operation and Maintenance Agreement" is amended by the addition at the end of such definition of the words "as terminated and replaced by that certain new Operation and Maintenance Agreement dated June 2, 2000 and as the same may be further amended, supplemented or modified from time to time."

          (e) The definition of "Project Document" is amended by adding the phrase "each of the Lease Implementation Documents" after the phrase "(as defined in the Note Purchase Agreement),".

          (f) The definition of "SDDI Contract" shall be deemed to include the SDDI Contract as transferred and amended by the Transfer Agreement.

          (g) The definition of Transaction Documents is amended by including in the definition thereof, each of the Lease Implementation Documents.

     Section 7.02. Clauses (b), (j), (n) and (q) of Section 7.1 of the Indenture are hereby amended respectively to hereafter read in their entirety as follows:

          "(b) any representation, warranty or certification at any time made or deemed made herein or in any other Project Document by the Issuer, Parent, Owner, Lessee, Standby Purchaser or Lessor, or any certificate furnished to any Purchaser or other holder of any Note or the Trustee pursuant to the provisions hereof or any other Project Document, shall prove to have been false or misleading as of the time made or furnished in any material respect; or"

          "(j) Parent, SDDI, Royal Dutch Shell, RBF II, Owner (but only with respect to (d), (e) or (f)), Sovereign, Lessor Parent, the Standby Purchaser (at any time that Sovereign or the Standby Purchaser is a party to the Hire Purchase Agreement or has title to the Drilling Rig) or the Lessee or, prior to satisfaction of the Operational Period Conditions Precedent, one of the Sureties, takes, suffers or permits to exist with respect to itself any of the events or conditions of the type referred to in paragraphs (d), (e), (f) or (i) hereof; or"

          "(n) the Issuer or the Lessee shall cease to be a 100% owned Subsidiary of the Parent, directly or indirectly; or"

          "(q) Any default occurs in the covenants or obligations of the (i) Owner under the Supplemental Indenture, the Second Supplemental Indenture, the First Preferred Ship

     Mortgage or the Deed of Proceeds or (ii) Standby Purchaser or the Lessee under the Second Supplemental Indenture, the Deed of Proceeds or, with respect to the Standby Purchaser, any other Standby Purchaser Document or, with respect to the Lessee, any other Lessee Document (iii) Lessor under the Deed of Proceeds or (iv) the Trustee receives a notice from the Owner pursuant to the second sentence of Section 4.02(a)(E) of the Supplemental Indenture; and, for the avoidance of doubt, the occurrence and continuation of a Termination Event under the Lease shall not of itself constitute an Indenture Event of Default unless the event or condition giving rise to the Termination Event is also stated to be a default under this Indenture or such Termination Event creates an Indenture Event of Default under the Indenture."

     SECTION 7.04. Section 13.3 of the Indenture is amended by adding the following notice provision following the mail address of the Owner:

     If  to  the  Standby  Purchaser:

     If  by  mail:
     Nautilus  Exploration  Limited
     Ugland  House
     P.O.  Box  309
     George  Town
     Grand  Cayman
     Cayman  Islands
     Facsimile:  001  345  949  8080
     Attention:  Joanna  Lawrence

     With  a  copy  to:

     HSBC  House
     PO  Box  1109  GT
     Grand  Cayman
     Cayman  Islands
     Facsimile:  001  345  949  7634
     Attention:  The  Directors

     If  to  the  Lessee:

     If  by  mail:
     R&B  Falcon  Deepwater  (UK)  Limited
     c/o   R&B  Falcon  Corporation
     901  Threadneedle,  Suite  200
     Houston,  Texas  77079  U.S.A.
     Facsimile:  (281)  496-0285
     Attention:  Chief  Financial  Officer

     With  copy  to:

     R&B  Falcon  Deepwater  (UK)  Limited
     Stoneywood  Office  Complex,  Suite  E
     Stoneywood  Park  North
     Dyce
     Aberdeen  AB21  7EA
     Scotland
     Facsimile  No.:  011-44-1224-723-444

     Attention:  Doug  Halkett,  Director

     SECTION 7.05. Section 4.3 of the Indenture is hereby amended by inserting immediately after the phrase "and all payments under the Performance Bond" the phrase ", any excess amount in the Payment Reserve Account that is transferred to the Collection Account in accordance with Section 5.4 hereof".

     SECTION 7.06. Article 4 of the Indenture is hereby amended by inserting the following new Section 4.4:

         4.4  Liquidity  Shortfall  Account
              -----------------------------

          The Trustee shall establish an account styled "Note Holder Liquidity Shortfall Account" (the "Liquidity Shortfall Account") subject to the
                                 -----------------------------
     Trustee's sole dominion and control. During the continuance of an Owner Bankruptcy Event, (a) at least three (3) Business Days prior to each Payment Date, the Trustee shall determine the amount ("Liquidity
                                                                    ---------
     Shortfall"),  if  any,  by  which  (i)  the  amount of interest due on such
     ---------
     Payment  Date  for  all  of  the Notes ("Interest Amount") exceeds (ii) the
                                              ---------------
     amount of funds available in both the Collection Account and the Payment Reserve Account to cover such Interest Amount and (b), if there is a Liquidity Shortfall, the Trustee shall (1) give notice to the Issuer and each Note Holder of the necessity to request a Drawing (as such term is defined in the Credit Agreement) under the Credit Agreement to cover the Liquidity Shortfall and (2), upon evidence satisfactory to the Trustee of each of the certifications required under the Notice of Drawing (as such term is defined in the Credit Agreement), promptly deliver to the Liquidity Provider (Swiss Re) on behalf of the Note Holders a completed Notice of Drawing requesting the lesser of the (x) Liquidity Shortfall and (y) the Available Commitment (as such term is defined in the Credit Agreement). The Trustee shall deposit into the Liquidity Shortfall Account any funds received from the Liquidity Provider (Swiss Re) pursuant to any Drawing and, promptly thereafter, the Trustee shall transfer from the Liquidity Shortfall Account to each respective Note Holder, such Note Holder's pro rata share of the Drawing based upon that portion of the Interest Amount allocable to such Note Holder.

     SECTION  7.07.     Section  5.1(a)  second  is  hereby amended by inserting
                                         ------
immediately prior to the phrase "the accrued unpaid interest" the phrase "in the following order of priority, first to the amount required to reimburse any Liquidity Costs to the Liquidity Provider (Swiss Re) and second,"

     SECTION  7.08.     Section  5.3  second  is  hereby  amended  by  inserting
                                      ------
immediately prior to the phrase "so much of such monies" the phrase "in the following order of priority, first to the amount required to reimburse any Liquidity Costs to the Liquidity Provider (Swiss Re) and second,"

     SECTION  7.09.     Section  5.1(a)  seventh  and  Section 5.3 eighth of the
                                         -------                   ------
Indenture are each hereby amended by replacing the phrase "distributed to the Issuer or its assigns." with "distributed to the Lessee, or as the Lessee shall otherwise direct the Trustee in writing, or to the Lessee's assigns, for use in their absolute discretion."

     SECTION 7.10. Section 5.4 of the Indenture is hereby amended by inserting immediately after the phrase "shall be charged against the principal amount invested" the phrase

          ; except that, if there is income realized as a result of any such Permitted Investments of amounts held in the Payment Reserve Account and such income causes the amount in the Payment Reserve Account to exceed the Phase Two Reserve Amount (as determined by the Trustee three (3) Business Days prior to any given Payment Date), then the Trustee shall cause such excess amount to be transferred to the Collection Account

     SECTION 7.11. Article 8 of the Indenture is hereby amended by adding the following new Section 8.16:

     "8.16     Tax  Indemnity.  If at any time any applicable law, regulation or
               --------------
regulatory requirement or any governmental authority, monetary agency or central bank requires any deduction or withholding in respect of Taxes from any payment due hereunder or under any of the other Project Documents the Issuer shall:

          (a) if the payment is to be made by the Issuer, increase the payment in respect of which the deduction or withholding is required to the extent necessary to ensure that, after the making of such deduction or withholding, the payee receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made;

          (b) if the payment is to be made by any person other than the Issuer, pay directly to the payee such sum as will, after taking into account any deduction or withholding which is required to be made in respect of such sum, enable the payee to receive on the due date for payment a net sum equal to the sum which the payee would have received in the absence of any obligation to make a deduction or withholding;

          (c) pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this
     Section  8.16);  and

          (d) furnish to the payee within the period for payment permitted by applicable law, appropriate receipts evidencing payment to the relevant authority of all amounts deducted or withheld as aforesaid."

     SECTION 7.12. Section 9.2 of the Indenture is amended by changing subsection (b) to subsection (c) and inserting a new subsection (b) as follows:

          (b) the Second Preferred Ship Mortgage, the charge against the Deposit pursuant to clause 3 of the Deposit Agreement and the Second Priority Assignments; and

     SECTION 7.13. Section 13.17(b) of the Indenture is hereby amended by inserting the following phrase "the Liquidity Provider (Swiss Re)," immediately after the first occurrence of "Note Holder,"

     SECTION 7.14. The first paragraph of the Granting Clause of the Indenture is hereby amended by inserting immediately after the first occurrence of the phrase "under all other Project Documents" the phrase "(including, without limitation, the obligations of the Trustee under Section 2.05 of the Credit Agreement)". Section (b) of the Granting Clause of the Indenture is hereby amended by replacing "Refundment Guarantee" with "Refundment Guarantee, Risk Transfer Agreement, the Assumption Documents".

     SECTION 7.15. Section 3.01 of the Supplemental Indenture is hereby amended by inserting immediately after the first occurrence of the phrase "under all other Project Documents" the phrase "(including, without limitation, the obligations of the Trustee under Section 2.05 of the Credit Agreement)".

     SECTION 7.16. Section 3.01(b) of the Supplemental Indenture is hereby amended by replacing the phrase "such indemnity and the New Performance Guarantee" with "such indemnity, the New Performance Guarantee and Article VII of the Operation and Maintenance Agreement".


                                    ARTICLE 8

                           CONDITIONS TO EFFECTIVENESS
                           ---------------------------

     SECTION 8.01. This Second Supplemental Indenture shall become effective upon the date (the "Effective Date") that is the latter of (a) the date of its execution and delivery by each of the Issuer, the Owner, the Standby Purchaser, the Lessee and the Trustee and (b) the date that each of the following conditions (with each document referenced being in form and substance satisfactory to the Trustee) have been completed:

     (a) each of the Lease Implementation Documents have been executed and delivered by all parties thereto and are effective pursuant to the terms thereof;

     (b)    the  Commencement  Date  has  occurred;

     (c) the representations and warranties set out in Section 4.08 hereof are true and correct in all material respects;

     (d) each of the RBF Parties, the Owner, the Lessee and the Standby Purchaser shall have performed and complied with and shall continue to be in compliance with all of the Project Documents to which each is a party;

     (g) all necessary or appropriate financing statements and other filing and recording documents necessary to properly perfect the liens and security interests evidenced by the Indenture and each of the other Lease Implementation Documents which grants a lien, security interest or assignment in favor of the Trustee shall have been executed and delivered to the Trustee;

     (h) opinions of counsel from each of Gardere Wynne Sewell & Riggs, L.L.P., Watson Farley & Williams, Norton Rose, Jackson Walker, LLP, Maples & Calder Europe and Dewey Ballantine LLP shall have been delivered to the Note Holders, the Liquidity Provider (Swiss Re) and the Trustee; and

     (i) the Issuer shall have paid the reasonable fees, charges and disbursements of special counsel to each of the Class A1 Note Holders, the Class A2 Note Holders, Credit Support Parties (including, without limitation, counsel to the Liquidity Provider (Swiss Re)), the Trustee, the Proceeds Account Bank and of special United Kingdom Counsel to all of the Class A1 Note Holders, the Class A2 Note Holders and Credit Support Parties; provided that such fees are reflected in a statement of each such counsel rendered to the Issuer at least one Business Day prior to the date hereof.

                                    ARTICLE 9

                          CERTAIN ADDITIONAL AGREEMENTS
                          -----------------------------

     SECTION 9.01. Nothing in Article 4 or 5 or elsewhere in this Second Supplemental Indenture or any of the other Lease Implementation Documents shall relieve the Issuer from any of the covenants and obligations of the Issuer under and pursuant to the Indenture as amended and supplemented hereby and notwithstanding the ownership of the Drilling Rig by the Owner, Sovereign, the Standby Purchaser or any other Party, Sovereign's Lease to the Lessee, the Put-Option Agreement or the Standby Lease, the Issuer remains fully responsible and liable (including, without limitation, as if it was the owner of the Drilling Rig) for the performance and compliance with all covenants and obligations of the Issuer under the Indenture as amended and supplemented hereby and the First Preferred Ship Mortgage. Further, the Issuer hereby covenants and agrees to perform, or cause to be performed, all of the obligations of the Owner, the Lessee and the Standby Purchaser under the Indenture as supplemented and amended hereby, the First Preferred Ship Mortgage and under all other Transaction Documents or Project Documents. Notwithstanding the foregoing, with respect to Section 6.01 of the Supplemental Indenture there shall be no Assuming Party with respect to the Hire Purchase Agreement. Accordingly, the Issuer shall be the Assuming Party with respect to all Project Documents to which the Owner is a party, except for the Hire Purchase Agreement and the Sale and Funding Agreement, and the term Assumed Obligations shall be construed accordingly.

     SECTION 9.02. For all purposes of the Indenture, the Owner shall not be responsible for any act or omission of the Lessor or the Lessee under or in connection with the Lease, as the same relates to the Drilling Rig or otherwise; provided that, such limitation shall not limit the Owner's responsibilities under the Indenture and under the Project Documents to which the Owner is a party and the Indenture taken as a whole.

     SECTION 9.03. The Trustee agrees that upon a transfer of title to the Drilling Rig from the Owner to a third party in compliance with the terms and conditions of the Indenture the Trustee (at the expense of the Issuer and Lessee) shall promptly execute and deliver to the Owner such instruments as may be sufficient to release and discharge the Owner from its obligations created under the First Preferred Ship Mortgage, the Supplemental Indenture or the Second Supplemental Indenture; provided, however, that during such period, if any, as the First Preferred Ship Mortgage and the liens created by the Supplemental Indenture and/or the Second Supplemental Indenture continue in effect but have not been assumed by the Transferee, such pledge, liens and assignment, the lien of the First Preferred Ship Mortgage and the Owner's non-recourse obligation under Section 4.05 of the Supplemental Indenture (but no other obligation, covenant or undertaking of the Owner contained in the Supplemental Indenture or the First Preferred Ship Mortgage) shall continue in effect.

     SECTION 9.04. The Trustee agrees that any right, title or interest of the Trustee in and to any Deposit (as such term is defined in the Deposit Agreement) made by or on behalf of the Issuer pursuant to the terms of the Deposit Agreement (a) shall be second, subordinate and inferior to any right, title or interest of Commerzbank AG to such Deposit, unless any portion of any such Deposit is derived from or pursuant to that portion of the Trust Estate which the Issuer is not entitled to receive pursuant to Article 5 of the Indenture, in which case the right, title or interest of the Trustee in and to such portion of the Deposit so derived shall not be subject to this Section 9.04 and (b), with respect to any such Deposit, the Issuer shall have absolute discretion in its use of such Deposit.

     SECTION 9.05. Except as provided in Section 11.1 of the Indenture and in accordance with Section 6.01(b) of the Credit Agreement, the Trustee shall neither amend, modify or supplement any Project Document to which the Trustee is a party nor consent to the amendment, modification or supplementation of any other Project Document without the express written consent of the Liquidity Provider (Swiss Re).

     SECTION 9.06. The Issuer or the Lessee, as appropriate, shall name or cause to be named the Liquidity Provider (Swiss Re) as an additional insured under all liability insurance policies maintained pursuant to the provisions of the Project Documents.

     SECTION 9.07. The Lessee agrees that it will terminate the Lease (pursuant to clause 3.3(a) thereof) if Alliance & Leicester Group Treasury plc is not replaced in its capacity as Proceeds

Account Bank by July 14, 2000 in accordance with the provisions of the Deed of Proceeds.


                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION 10.01. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of the Indenture as amended by the Supplemental Indenture and by this Second Supplemental Indenture shall be read together as though they constitute a single instrument.

     SECTION 10.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     SECTION 10.03. THE GOVERNING LAW AND SUBMISSION TO JURISDICTION PROVISIONS OF THE INDENTURE, INCLUDING BUT NOT LIMITED TO THE APPLICATION OF THE LAWS OF THE STATE OF NEW YORK, SHALL ALSO GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE. For this purpose the term "Issuer" in Sections 13.4(b), 13.4(d) and 13.4(e) of the Indenture shall be deemed to include the Owner, the Standby Purchaser and the Lessee.

     SECTION 10.04. THE LESSEE HEREBY IRREVOCABLY DESIGNATES CAPITOL SERVICES, INC. LOCATED AT 401 COLVIN STREET, SUITE 200, ALBANY, NEW YORK 12206 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE LESSEE TO RECEIVE, FOR AND ON BEHALF OF THE LESSEE, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE PROJECT DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE LESSEE AT ITS ADDRESS SET FORTH IN SECTION 7.04 HEREOF, BUT THE
FAILURE OF THE LESSEE TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE LESSEE AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE
THIRTY  DAYS  AFTER  SUCH  MAILING.

     SECTION 10.05. The Issuer and the Owner recognize and acknowledge that the Put Option is terminated.

     SECTION 10.06. The Issuer represents, warrants and reaffirms that each of the representations and warranties contained in Article 5 of the Note Purchase Agreements were correct in all material respects as of the date such representations and warranties were made and are correct in all material respects as of the date hereof.

     SECTION 10.07. With respect to that certain Risk Transfer Agreement between the Issuer and the Lessee dated June 2, 2000 ("Risk Transfer
Agreement"), the Issuer and the Lessee understand and agree that the payments under clauses 2.2 and 2.3 thereunder of the Lease Payments (as defined in the Risk Transfer Agreement) and the Lease Receivables (as defined in the Risk Transfer Agreement) are subject to the prior security interests, liens, assignments and rights of the Trustee to the revenues from the SDDI Contract and to all other assets of the Lessee as provided under the Indenture, under that certain new Assignment of Drilling Contract to be granted from the Lessee to the Trustee in the form of Exhibit J ("New Assignment of Drilling Contract") and under the Debenture.

     SECTION 10.08. All rights of the Trustee and security interests hereunder, and all obligations of each of the Lessee and the Standby Purchaser hereunder, shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any of the Project Documents or any other agreement or instrument relating thereto (other than against the Trustee);

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the Project Documents, or any other amendment or waiver of or any consent to any departure from the Project
Documents  or  any  other  agreement  or  instrument  relating  thereto;

     (c) any exchange, release or non-perfection of any collateral, or any release of any party liable on the Project Indebtedness, or amendment or waiver of or consent to any departure from any guaranty for all or any of the obligations under the Project Documents;

     (d) any change in the number or identity of the Lessee, the Issuer, the Owner or the Standby Purchaser; or

     (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Lessee or the Standby Purchaser.

     SECTION 10.09. The Parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

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                          [NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the Parties hereto have caused this Second Supplemental Indenture to be duly executed as of the Effective Date.


ATTEST: /s/ F. STEEL                    RBF  EXPLORATION  CO.


                                        By /s/ T. NAGLE
                                           ------------------------------------
Name:  F. Steel                         Name: T. Nagle
     ---------------------------------        ---------------------------------
Title: Solicitor                        Title: Officer
      --------------------------------        ---------------------------------


ATTEST: /s/ KENNETH B. NEWTON           BTM  CAPITAL  CORPORATION


                                        By /s/ RORY P. LAUGHNA
                                           ------------------------------------
Name:  Kenneth B. Newton                Name:  Rory P. Laughna
     ---------------------------------        ---------------------------------
Title: Vice President                   Title: Senior Vice President
      --------------------------------        ---------------------------------


ATTEST: /s/ C.C. JOHNSON                NAUTILUS  EXPLORATION  LIMITED


                                        By /s/ NEAL PHILLIP KING
                                           ------------------------------------
Name:  C.C. Johnson                     Name:  Neal Phillip King
     ---------------------------------        ---------------------------------
Title: Solicitor                        Title: Attorney in Fact


ATTEST: /s/ F. STEEL                    R&B  FALCON  DEEPWATER  (UK)  LIMITED


                                        By /s/ D. HALKETT
                                           ------------------------------------
Name:  F. Steel                         Name:  D. Halkett
     ---------------------------------        ---------------------------------
Title: Solicitor                        Title: Director


ATTEST: /s/ JOHN R. WILLINGFORD         CHASE  BANK  OF  TEXAS,  NATIONAL
                                        ASSOCIATION


                                        By /s/ MAURI J. LOWEN
                                           ------------------------------------
Name:  John R. Willingford              Name:  Mauri J. Lowen
     ---------------------------------        ---------------------------------
Title: Attorney                         Title: Vice President and Trust Officer

                                   SCHEDULE 1


1.     Hire  Purchase  Agreement
2.     Lease
3.     Deed  of  Proceeds
4.     Second  Preferred  Ship  Mortgage
5.     Subordination  Agreement  (Lessor)
6.     Subordination  Agreement  (Commerzbank  AG)
7.     Put-Option  Agreement
8.     Standby  Lease
9.     Transfer  Agreement
10.    SDDI  Estoppel  Letter
11.    Letter  of  Support  from  the  Lessor  Parent
12.    Amendment  to  First  Mortgage
13.    Operation  and  Maintenance  Agreement
14. Security Agreement Pledge from the Issuer to the Lessor in a form approved by the Trustee
15. Security Agreement Pledge from the Lessee to the Lessor in a form approved by the Trustee
16.    Lessor  Assignment  (as  defined  in  the  Deed  of  Proceeds)
17.    New  Assignment  of  Drilling  Contract
18.    Risk  Transfer  Agreement
19.    Credit  Agreement
20.    Debenture
22.    Deposit  Agreement
22.    Reimbursement  Agreement
23.    Counterparty  Payment  Agreement
24. Standby Assignment of Insurances from the Standby Purchaser to the Lessor in a form approved by the Trustee
25. Disbursement Agreement from the Lessee to the Standby Purchaser in a form approved by the Trustee
26. Escrow Agreement between the Issuer and Commerzbank AG in a form approved by the Trustee
27. Lessee Account Assignment between the Lessee and the Lessor in a form approved by the Trustee

                                  EXHIBITS A-J

                                    [to come]